EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

AMLI Residential Properties, L.P. . . . . . .     Delaware         85%
  A.    AMLI Residential Construction, Inc. .     Delaware         95%
  B.    AMLI Institutional Advisors, Inc. . .     Illinois         95%
  C.    AMLI Management Company . . . . . . .     Delaware         95%
  D.    Laurel Park Venture . . . . . . . . .     Georgia         100%
  E.    Pleasant Hill Joint Venture . . . . .     Georgia          40%
  F.    AMLI Foundation Co-Investors-II,
          L. P. . . . . . . . . . . . . . . .     Delaware         15%
  G.    AMLI at Champions, L.P. . . . . . . .     Texas            15%
  H.    AMLI at Windbrooke, L.P.  . . . . . .     Illinois         15%
  I.    AMLI at Willeo Creek, L.P.  . . . . .     Georgia          30%
  J.    Barrett Lakes, L.L.C. . . . . . . . .     Delaware         35%
  K.    AMLI at Chevy Chase, L.P. . . . . . .     Illinois         33%
  L.    AMLI at Willowbrook, L.P. . . . . . .     Illinois         40%
  M.    AMLI at River Exchange, L.L.C.. . . .     Delaware         40%
  N.    Acquiport/Aurora Crossing, L.P. . . .     Delaware         25%
  O.    Acquiport/Fossil Creek, L.P.. . . . .     Delaware         25%
  P.    AMLI at Danada, L.L.C.. . . . . . . .     Illinois         10%
  Q.    AMLI at Verandah, L.P.. . . . . . . .     Delaware         35%
  R.    Gardner Drive Limited Liability
        Company . . . . . . . . . . . . . . .     Delaware         35%
  S.    AMLI at Regents Crest, L.P. . . . . .     Delaware         25%
  T.    Park Creek - Gainesville, L.L.C.. . .     Georgia         100%
  U.    Timberglen, L.P.. . . . . . . . . . .     Delaware         40%
  V.    Lantana Apartments, Ltd.. . . . . . .     Texas           100%
  W.    Windsor Plano Partners, Ltd.. . . . .     Texas           100%
  X.    AMLI at Conner Farms, L.P.. . . . . .     Delaware        100%
  Y.    Clairmont, L.P. . . . . . . . . . . .     Delaware        100%
  Z.    Wells Oakhurst, L.P.. . . . . . . . .     Delaware         25%
  AA.   AMLI Parkway, L.P.. . . . . . . . . .     Texas            25%
  AB.   AMLI Castle Creek, L.P. . . . . . . .     Delaware         40%
  AC.   Acquiport/Clearwater, L.P.. . . . . .     Delaware         25%
  AD.   AMLI Creekside, L.P.. . . . . . . . .     Delaware         25%
  AE.   AMLI Deerfield, L.P.. . . . . . . . .     Texas            25%
  AF.   Acquiport/Wynnewood, L.P. . . . . . .     Delaware         25%
  AG.   Landmark on Spring Mill LLC . . . . .     Arizona          20%
  AH.   AMLI at Mill Creek, LLC . . . . . . .     Delaware         35%
  AI.   Park Creek - Old Mill, L.P. . . . . .     Georgia          75%
  AJ.   Aquiport/St. Charles, L.P.. . . . . .     Delaware         25%
  AK.   Aquiport/Monterey Oaks, L.P.. . . . .     Delaware         25%
  AL.   Aquiport/Park Bridge, L.P.. . . . . .     Delaware         25%
  AM.   AMLIWS Summit Ridge, LLC. . . . . . .     Missouri         25%
  AN.   AMLI/BPMT Prestonwood Hills
        Partnership . . . . . . . . . . . . .     Delaware         45%
  AO.   AMLI/BPMT on the Green Partnership. .     Delaware         45%
  AP.   Prestonwood Hills REIT II . . . . . .     Maryland         44%
  AQ.   On the Green REIT II. . . . . . . . .     Maryland         44%
  AR.   AMLI at Oakbend, L.P. . . . . . . . .     Delaware         40%
  AS.   AMLI/BPMT Midtown Partnership . . . .     Delaware         45%
  AT.   AMLI/BPMT Frankford Partnership . . .     Delaware         45%
  AU.   AMLI/BPMT Scofield Partnership. . . .     Delaware         45%
  AV.   AMLI/BPMT Breckinridge Partnerships .     Delaware         45%
  AW.   Midtown REIT. . . . . . . . . . . . .     Maryland         44%
  AX.   Frankford REIT. . . . . . . . . . . .     Maryland         44%
  AY.   Scofield REIT . . . . . . . . . . . .     Maryland         44%
  AZ.   Breckinridge REIT . . . . . . . . . .     Maryland         44%

                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

  BA.   AMLI at Cambridge Square, LLC . . . .     Kansas           30%
  BB.   AMLI at Peachtree City, LLC . . . . .     Georgia          20%
  BC.   Acquiport Kings Harbor L.P. . . . . .     Delaware         25%
  BD.   AMLI at Milton Park, LLC. . . . . . .     Georgia          25%
  BE.   AMLI/BPMT Towne Square Partnership. .     Delaware         45%
  BF.   Towne Square REIT . . . . . . . . . .     Maryland         44%
  BG.   AMLI at Lowry Estates, L.P. . . . . .     Delaware         50%
  BH.   AMLI at Peachtree City-Phase I, LLC .     Georgia          20%
  BI.   AMLI at Peachtree City-Phase II, LLC.     Georgia          20%
  BJ.   AMLI Residential Construction, LLC. .     Delaware         95%
  BK.   AMLI/BPMT Osprey Lake Partnership . .     Delaware         69%
  BL.   Osprey Lake REIT. . . . . . . . . . .     Maryland         45%
  BM.   AMLI at Milton Park, LLC. . . . . . .     Delaware         25%
  BN.   AMLI at Seven Bridges, LLC. . . . . .     Delaware         20%
  BO.   AMLI at Barrett Lakes II, LLC . . . .     Delaware         25%